Exhibit 23.1

To the Board of Directors

Northeast Bancorp

Lewiston, Maine

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement for Northeast Bancorp on Form S-8 of our reports dated September 17, 2010, which report appears in the June 30, 2010 annual report on Form 10-K of Northeast Bancorp.

/s/ SHATSWELL, MacLEOD & Company, P.C.
SHATSWELL, MacLEOD & Company, P.C.

West Peabody, Massachusetts

March 21, 2011